FOR IMMEDIATE RELEASE:


INVESTOR RELATIONS CONTACT:                             MEDIA RELATIONS CONTACT:
Neil Yekell                                             Arch Currid
(713) 918-4233                                          (713) 918-3236
neil_yekell@bmc.com                                     arch_currid@bmc.com



              BMC SOFTWARE ANNOUNCES PRELIMINARY FINANCIAL RESULTS
                          FOR FIRST QUARTER FISCAL 2005


HOUSTON -- (July 7, 2004) -- BMC Software, Inc. (NYSE: BMC) today released preliminary financial results for the first quarter of fiscal 2005. BMC Software preliminarily estimates total revenues for the first quarter ended June 30, 2004 to be in the range of $318 million to $328 million, which is below the estimated revenue range of $345 million to $355 million that the Company provided in April. Earnings per share excluding special items for the first quarter of fiscal 2005 are preliminarily estimated to be in the range of $0.11 to $0.14 per diluted common share, which compares to the earnings per share estimated range of $0.12 to $0.16 provided by the Company in April. First quarter of fiscal 2005 earnings per share on a GAAP basis are preliminarily estimated to be in the range of $0.19 to $0.22 per diluted common share. The difference between the earnings per share excluding special items and the GAAP earnings per share is that the earnings per share excluding special items does not include $0.05 per diluted common share related to amortization of acquired technology and intangibles and a benefit of $0.13 per diluted common share related to a recent settlement of a United States tax audit. BMC Software will report final first quarter results on July 27th.

         At the end of the quarter, the Company experienced delays in customer purchasing decisions among larger accounts, primarily in the United States. The Company completed 9 license transactions worldwide in excess of $1 million in the first quarter of fiscal 2005, compared to 16 license transactions in excess of $1 million in the same quarter of last year.

         License bookings are estimated to be down 20 to 26 percent compared to the first quarter of last year. License bookings measure the value of new license contracts signed during the quarter, including both the amount that goes to the income statement and the amount that goes to the deferred license revenue account on the balance sheet.

          A conference call to discuss preliminary first quarter results is scheduled for today at 4:00 p.m. central time. Those interested in participating may call (719) 457-2692 and use the passcode BMC. To access a replay of the conference call, which will be available for one week, dial (719) 457-0820 and use the passcode 257357. A live webcast of the conference call will be available on the Company's website at www.bmc.com/investors. A replay of the webcast will be available within 24 hours and archived on the website for 90 days.

BMC SOFTWARE
RECONCILIATION OF GAAP-BASED EPS TO NON-GAAP BASED EPS ESTIMATES
FOR THE THREE MONTHS ENDED JUNE 30, 2004
(UNAUDITED)

                                                                   Low end of range          High end of Range

Non-GAAP EPS                                                            $0.11                      $0.14

Amortization of acquired technology and intangibles,
net of taxes                                                            (0.05)                     (0.05)

Settlement of US tax audit                                               0.13                       0.13
                                                                         ----                       ----
GAAP-based EPS                                                          $0.19                      $0.22


USE OF NON-GAAP FINANCIAL INFORMATION

      The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in this press release because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

      A brief conference call to discuss first quarter results is scheduled for July 27, 2004 at 11:00 a.m. central time. Those interested in participating may call (719) 457- 2633 and use the passcode BMC. To access a replay of the conference call, which will be available for one week, dial (719) 457-0820 and use the passcode BMC. A live webcast of the conference call and presentation will be available on the company's website at www.bmc.com/investors. A replay of the webcast will be available within 24 hours and archived on the website for 90 days.

      ABOUT BMC SOFTWARE

      BMC Software, Inc. [NYSE:BMC], is a leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC Software solutions span enterprise systems, applications, databases and service management. Founded in 1980, BMC Software has offices worldwide and fiscal 2004 revenues of more than $1.4 billion. For more information about BMC Software, visit www.bmc.com.

                                       ###

The preliminary financial estimates and statements concerning BMC Software's future prospects contained in this press release are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. The preliminary estimates of revenues, earnings per share and license bookings contained in this press release are subject to change. BMC Software will report final financial results for the June 2004 quarter on July 27th after it has had additional time for the collection and compilation of additional financial data. These final financial results for the June 2004 quarter could be materially different from the estimates in this press release. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from forecasts and estimates or from any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) BMC Software's revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) BMC Software's operating costs and expenses are relatively fixed over the short term; 3) increased competition and pricing pressures could adversely affect BMC Software's earnings; 4) growth in BMC Software's mainframe revenues is dependent on continued demand for significant additional mainframe MIPS capacity; 5) BMC Software's maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not continue to grow; 6) new software products and product strategies may not be timely introduced or successfully adopted; 7) BMC Software's quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software's filings with the SEC; and 8) the additional risks and important factors described in BMC Software's quarterly reports on

Form 10-Q and in its Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2004 and other filings with the SEC. BMC Software undertakes no obligation to update information contained in this release.



BMC Software, the BMC Software logos, and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.
(C) 2004, BMC Software, Inc. All rights reserved.